NEWS

Priority Healthcare Corporation
250 Technology Park
Lake Mary, FL 32746
(407) 804-6700 Fax (407) 804-5675

FOR RELEASE 7/22/04 @ 7:00 A.M. EASTERN

Exhibit 99.1

PRIORITY HEALTHCARE ANNOUNCES RECORD SECOND QUARTER RESULTS

Lake Mary, FL, July 22, 2004 – Priority Healthcare Corporation (Nasdaq: PHCC) reported results for the second quarter and six months ended July 3, 2004.

For the second quarter, sales increased 25% to $438 million. Excluding a restructuring charge, operating earnings increased 17% to $21 million, net earnings grew 14% to $13 million and diluted earnings per share increased 15% to $.30. Including the restructuring charge, operating earnings increased 10% to $19.7 million, net earnings grew 7% to $12.2 million and diluted earnings per share increased 8% to $.28. The company recorded a pre-tax charge of $1.3 million or $.02 per diluted share related to facility consolidation and certain employee and lease termination costs.

For the six month period, sales increased 20% to $840 million. Excluding the restructuring charge, operating earnings increased 5% to $41 million, net earnings grew 3% to $25.2 million and diluted earnings per share increased 2% to $.57. Including the restructuring charge, operating earnings increased 2% to $39 million, net earnings decreased 1% to $24.4 million and diluted earnings per share were flat at $.56.

“We are pleased that we exceeded our sales forecast and our earnings guidance for the second quarter after excluding the restructuring charge. The strong sales performance was led by ophthalmology, oncology, neurology and certain components of other specialty markets. The performance in these areas more than offset the continued challenging national unit trends in infertility, idiopathic pulmonary fibrosis and hepatitis, as well as the sales compression related to the generic version of ribavirin.” stated Steve Cosler, President and Chief Executive Officer. “We are looking forward to continued growth from many of our specialty markets, along with the strong pipeline of new product and payor opportunities we are pursuing.”

“In addition to our solid financial performance, we had a very active quarter, strategically. We expanded and enhanced our product and service offerings through the recent acquisitions of HealthBridge and Integrity Healthcare Services. HealthBridge strengthens our product reimbursement and support capabilities for manufacturers, as well as our consultative capabilities for our payor customers. Integrity Healthcare Services expands our product and service offering to our entire customer base, as well as expanding our geographic presence.”

“We also began the expansion of our corporate headquarters at Technology Park in Lake Mary, Florida. This expansion will be partially funded with $1.8 million in tax incentives provided by the State of Florida, Seminole County and the City of Lake Mary. In addition, we consolidated our Carpinteria, California operation into our Monrovia, California facility. This location will serve as the hub of our west coast operations as we expand our national geographic presence.”

In commenting on certain financial aspects of the quarter, Steve Saft, Chief Financial Officer, stated, “Our 25% sales increase for the quarter was driven by 24% organic growth. Our gross profit decreased 20 basis points to 10.5% sequentially, from the first quarter. We are pleased SG&A expense decreased 20 basis points sequentially, from the first quarter.”

Mr.Saft continued, “Our balance sheet remains strong with $51 million in cash and marketable securities, offset by $5 million drawn on our line of credit. Cash flow from operations was $7 million for the second quarter. Our trade DSO’s were 39 days, a decrease of one day from the second quarter of 2003. Our inventory turns were 13, an increase of one turn from the second quarter of last year. Return on committed capital and invested capital for the quarter were strong at 48% and 29%, respectively, which we believe is among the highest in the industry.”

Mr.Cosler concluded, “The momentum continues to build in our industry. We remain focused on capitalizing on this momentum by generating solid financial results, expanding and improving our operating platform, adding new product and service offerings to better serve our customers, and adding new leadership and talent to the Priority Healthcare team to manage our growth opportunities. We will continue to take a very disciplined approach across all aspects of our business to assure we maximize our returns.”

As previously announced, a web cast of the company’s conference call to review the financial results is available on Priority Healthcare’s website, www.priorityhealthcare.com, live at 9:00 AM Eastern today. A replay of this conference call will be available on the company’s website approximately two hours after the event for a two week period.

About Priority Healthcare Corporation

Priority Healthcare Corporation is a national specialty pharmacy and distributor that provides biopharmaceuticals, complex therapies, and related disease treatment services. Priority Healthcare provides comprehensive programs for patients, payors, physicians, and pharmaceutical manufacturers for a growing number of disease states including cancer, hepatitis C, respiratory and pulmonary conditions, infertility, rheumatoid arthritis, hemophilia, multiple sclerosis, and macular degeneration.

Certain statements included in this press release, which are not historical facts, are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, changes in interest rates, competitive pressures, changes in customer mix, changes in third party reimbursement rates, financial stability of major customers, changes in government regulations or the interpretation of these regulations, changes in supplier relationships, growth opportunities, cost savings, revenue enhancements, synergies and other benefits anticipated from acquisition transactions, difficulties relative to integrating acquired businesses, the accounting and tax treatment of acquisitions, and asserted and unasserted claims, which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

For further information:

Stephen Saft, Chief Financial Officer
(407) 804-6700

PRIORITY HEALTHCARE CORPORATION CONSOLIDATED STATEMENTS OF EARNINGS (000's omitted, except share data) (unaudited)
	Six-month period ended July 3, 2004	Six-month period ended June 28, 2003	Three-month period ended July 3, 2004	Three-month period ended June 28, 2003
Net sales	$839,695	$702,036	$438,452	$350,507
Cost of products sold	750,815	623,967	392,585	312,723

Gross profit	88,880	78,069	45,867	37,784
Selling, general and administrative expense	45,572	37,525	23,414	18,800
Restructuring charge	1,317	--	1,317	--
Depreciation and amortization	2,799	2,010	1,430	1, 083

Earnings from operations	39,192	38,534	19,706	17,901
Interest income	369	812	163	351
Interest expense	(196)	--	(164)	--
Minority interest	(163)	--	(85)	--

Earnings before income taxes	39,202	39,346	19,620	18,252
Provision for income taxes	14,799	14,755	7,456	6,845

Net earnings	$24,403	$24,591	$12,164	$11,407

Earnings per share:
Basic	$.56	$.56	$.28	$.26
Diluted	$.56	$.56	$.28	$.26
Weighted average shares outstanding:
Basic	43,305,603	43,549,394	43,288,606	43,577,129
Diluted	43,926,991	44,149,962	43,797,690	44,289,419

RECONCILIATION OF NET EARNINGS TO NET EARNINGS, EXCLUDING RESTRUCTURING CHARGE

	Six-month period ended July 3, 2004	Six-month period ended June 28, 2003	Three-month period ended July 3, 2004	Three-month period ended June 28, 2003
Net earnings	$24,403	$24,591	$12,164	$11,407

Restructuring charge, net of applicable income taxes	817	--	817	--

Net earnings, excluding restructuring charge	$25,220	$24,591	$12,981	$11,407

Earnings per share, excluding restructuring charge:
Basic	$.58	$.56	$.30	$.26
Diluted	$.57	$.56	$.30	$.26

PRIORITY HEALTHCARE CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (000's omitted)
	(unaudited) July 3, 2004	January 3, 2004
Cash and cash equivalents	$43,101	$47,719
Marketable securities	7,721	15,317
Receivables, net	213,789	172,206
Finished goods inventory	104,759	117,218
Other current assets	35,686	20,642
Fixed assets, net	33,418	29,780
Other assets	125,146	111,127

Total assets	$563,620	$514,009

Current liabilities	$184,388	$164,663
Line of credit	5,006	--
Long-term debt	--	--
Other liabilities	6,490	6,437
Shareholders' equity	367,736	342,909

Total liabilities and shareholders' equity	$563,620	$514,009